Exhibit 99(C)(3)

PROJECT STRATOSPHERE September 20, 2019

DISCLAIMER The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Stein Mart, Inc. (the “Company”) by PJ Solomon, L.P. and its affiliates, including, without limitation, PJ Solomon Securities, LLC (collectively, “PJ Solomon” or “Solomon”) in connection with Project Stratosphere. These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without PJ Solomon’ prior written consent. The information contained in this presentation was based solely on publicly available information or information furnished to PJ Solomon by the Company. PJ Solomon has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. None of PJ Solomon, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information, projections or any conclusion contained herein. PJ Solomon, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information, projections or matter contained herein, or any oral information provided herewith or data any of them generates. The information contained herein should not be assumed to have been updated at any time subsequent to date shown on the first page of the presentation and the delivery of the presentation does not constitute a representation by PJ Solomon that such information will be updated at any time after the date of the presentation. Neither PJ Solomon nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company acknowledges that PJ Solomon is an affiliate of Natixis, a global full service commercial and investment bank. DRAFT 1

THE “SHAKEOUT” IS IN FULL SWING Selected retailers who have filed, liquidated or shut-down over the last few years, or are currently distressed 2019 will likely see more liquidations as non-ABL financing dries up July ‘142014 Dec ‘14 2015 * * * * * * * * (a) * * 2016 * * (a) * * * * * (a) 2017 * * * * * * * * *(a) * (a) 2018 * * 2019 * * * * * * * * Distressed Retailers DRAFT Note: * indicates liquidated and (a) indicates pure play digital. As of September 16, 2019. 2

COMP SALES(a) PERFORMANCE VS. FORECAST Comps underperformed forecasts in 13 of the last 15 observable months 2018 Actual Monthly Comp Store Sales Performance vs. 2018 2+10 Forecast 3.6% 5.4% 5.7% 4.8% 3.9% 5.7% 1.4% 2.3% 1.7% 3.0% 0.8% 2.3% (0.0%) (0.4%) (0.2%) (0.2%) (5.0%)(5.0%) (5.5%) (11.6%) Apr May Jun Jul Aug Sep Oct Nov Dec Jan 2018 2+10 Forecast Actual 2019 Actual Monthly Comp Store Sales Performance vs. Management Five Year Plan (2+10 Forecast for 2019) 11.2% 5.2% 2.8% 4.1% 2.9% 1.4% 3.9% 3.2% 4.8% 3.7% 0.0% (4.4%) (2.9%) (0.6%) (10.1%) Apr May Jun Jul Aug Sep Oct Nov Dec Jan Management Five Year Plan (2019 2+10 Forecast) (b) Actual DRAFT (a) Comp figures for 2019 represent Store + eCommerce comparable sales. Comp figures for 2018 represent total comp, representative of Store, eCommerce and Licensed comparable sales. (b) Management Five Year Plan approved by the Board of Directors on May 14, 2019. 3

FY 2019 COMPARISON OF ACTUALS TO PLAN ($ in millions) Management Five Year Plan Management Reforecast (6+6) Actual REVENUE $168 $166 $114 $120 $118 $112 $109 $117 $119 $108 $107 $102 $98 $97 $78 $76 $81 $77 $80 $64 $64 Apr-2019 May-2019 Jun-2019 Jul-2019 Aug-2019Aug-19 Sep-2019 Oct-2019 Nov-2019 Dec-2019 Jan-2020 Comp Sales % 11.2% 5.2% (4.4%) (10.1%) 2.8% 0.0% 4.1% (2.9%) 2.9% (1.7%) 1.4% 3.9% 3.2% (0.6%) 4.8% 3.7% ADJUSTED EBITDA Five Year Plan approved on 5/14/19 EBITDA missed Management Management included actual March and was informed Reforecast (6+6) in August by Five Year Plan by April preliminary results $2.8M, largely as a result of $23.3 $21.7 (5/14/19) permanent markdown timing shifts 2019E EBITDA = $14.5 $15.3 which reduced merchandise $35.7M margin by ~$2M Management $8.4 $9.5 Reforecast (6+6) $6.7 $5.4 $4.9 2019E EBITDA = $0.1 $2.0 $1.5 $0.9 $31.3M ($0.5) ($2.0) ($4.7) ($7.5) ($8.5) ($11.3) ($9.9) ($14.1) Apr-2019 May-2019 Jun-2019 Jul-2019 Aug-2019 Sep-2019 Oct-2019 Nov-2019 Dec-2019 Jan-2020 Rolling LTM EBITDA: $34.9 $27.3 $25.6 $31.7 $24.1 Management Reforecast (6+6) not adjusted to reflect timing shift of LTM EBITDA at LTM EBITDA at markdowns pulled forward into August – Management believes this DRAFT first-round IOI Reaffirmed Proposal shift should result in higher merchandise margin through remainder of Q3 and early Q4 Sources: Management Five Year Plan approved by the Board of Directors on May 14, 2019; Management 6+6 Reforecast provided on August 15, 2019. 4